News Release

SINCLAIR REPORTS FOURTH QUARTER 2025 FINANCIAL RESULTS

BALTIMORE (February 25, 2026) - Sinclair, Inc. (Nasdaq: SBGI), the "Company" or "Sinclair," today reported financial results for the three and twelve months ended December 31, 2025.

Highlights:
•Met or exceeded guidance on all key financial metrics
•Full year Adjusted EBITDA of $483 million
•Full-year core advertising revenue grew by $71 million over 2024

CEO Comment:
“Sinclair delivered a strong fourth quarter, with total revenue exceeding the midpoint of guidance and Adjusted EBITDA above expectations, driven by solid core advertising growth and disciplined expense management. These results reflect both continued demand for live sports and a rebound from the economic uncertainty in the second and third quarters. Throughout 2025, we remained focused on controlling what we can control by executing consistently in our core business, optimizing our portfolio, strengthening liquidity, and extending maturities to position the company for long-term deleveraging. We enter 2026 with resilient distribution revenue, an expected record mid-term political cycle, and a compelling live sports calendar, which will help drive meaningful cash flow generation and long-term value creation for our stakeholders.”

Recent Company Developments:

Content and Distribution:
•Sinclair's newsrooms won a total of 246 journalism awards, including 32 regional Edward R. Murrow Awards and four National Headliner Awards.
•Completed renewals with multiple of our MVPD and vMVPD partners
•AMP Media's Podcast slate expanded into the NBA with new "Cousins" Podcast hosted by NBA icons Vince Carter and Tracy McGrady.
•Launched Amazing America 250: From Neighborhood to Nation Campaign to Celebrate America's Semiquincentennial, which will unite Sinclair's entire portfolio of assets to honor America's legacy through original programming, local features, digital activations and special events
Community:
•In total for the year Sinclair donated an estimated $5.7 million of on-air promotional time, helping 300+ different charitable organizations. Through the help of Sinclair Cares and our communities, the company helped raise nearly $23 million for non-profit organizations, schools, community agencies, local disaster relief, and charitable contributions.
•In November, Sinclair Cares: Fill The Food Banks, raised over $43,000 for Feeding America including a $25,000 donation from Sinclair.

Investment Portfolio:
•In 2025, Sinclair Ventures, LLC (Ventures) made approximately $50 million in minority investments as required by outstanding funding commitments and received distributions of approximately $104 million, $86 million of which were received in the fourth quarter, as we continue to pivot towards majority-controlled operating businesses.
Station Portfolio Optimization:
•As of February 25th, we have closed on 15 partner station acquisitions and we anticipate almost all of the broadcast portfolio optimizations by mid-year.
Financial Results:
Three Months Ended December 31, 2025 Consolidated Financial Results:

($ in millions)	Three Months Ended			Percent Change
	December 31, 2025	September 30, 2025	December 31, 2024	QTQ	YOY
Total revenue	$836	$773	$1,004	8%	(17)%
Distribution revenue	438	422	441	4%	(1)%
Core advertising revenue	354	315	311	12%	14%
Political advertising revenue	14	6	203	133%	(93)%
Other media and non-media revenue	30	30	49	—%	(39)%

Net income (loss) attributable to the Company	109	(1)	176	n/m	(38)%
Adjusted EBITDA(a)	168	100	330	68%	(49)%
n/m - not meaningful
(a)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs. Refer to the reconciliation at the end of this press release and the Company’s website.

Year Ended December 31, 2025 Consolidated Financial Results:

($ in millions)	Year Ended			Percent Change
	December 31, 2025	December 31, 2024	December 31, 2023	'25 vs '24	'24 vs '23
Total revenue	$3,169	$3,548	$3,134	(11)%	13%
Distribution revenue	1,745	1,746	1,680	—%	4%
Core advertising revenue	1,277	1,206	1,241	6%	(3)%
Political advertising revenue	32	405	44	(92)%	820%
Other media and non-media revenue	115	191	169	(40)%	13%

Net (loss) income attributable to the Company	(112)	310	(291)	n/m	n/m
Adjusted EBITDA(a)	483	876	557	(45)%	57%
n/m - not meaningful
(a)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs. Refer to the reconciliation at the end of this press release and the Company’s website.

Segment financial information is included in the following tables for the periods presented. The Local Media segment consists primarily of broadcast television stations, which the Company owns, operates or to which the Company provides services, and includes multicast networks and original content. The Local Media segment assets are owned and operated by Sinclair Broadcast Group, LLC (SBG). The Tennis segment consists primarily of Tennis Channel, a cable network which includes coverage of most of tennis' top tournaments and original professional sport and tennis lifestyle shows; the Tennis Channel International subscription and streaming service; Tennis Channel streaming service; TennisChannel 2, a 24-hours a day free ad-supported streaming television channel; and Tennis.com. Other includes non-broadcast digital solutions such as Digital Remedy, technical services, and other non-media investments. The assets of the Tennis segment and Other are owned and operated by Ventures.

Three months ended December 31, 2025	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Distribution revenue	$384	$54	$—	$—	$438
Core advertising revenue	312	7	44	(9)	354
Political advertising revenue	14	—	—	—	14
Other media revenue	24	1	—	(1)	24
Media revenue	$734	$62	$44	$(10)	$830
Non-media revenue	—	—	7	(1)	6
Total revenue	$734	$62	$51	$(11)	$836

Media programming and production expenses	$378	$24	$—	$—	$402
Media selling, general and administrative expenses	169	17	35	(10)	211
Non-media expenses	2	—	10	—	12
Amortization of program costs	17	—	—	—	17
Corporate general and administrative expenses	33	—	2	13	48
Stock-based compensation	7	—	2	1	10
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	11	—	1	—	12
Interest expense (net) (a)	80	—	(5)	—	75
Capital expenditures	18	1	—	—	19
Distributions to the noncontrolling interests	3	—	—	—	3
Cash distributions from investments	—	—	86	—	86
Net cash taxes paid					11

Net income					116
Operating income (loss)	75	15	3	(13)	80
Adjusted EBITDA(b)	153	21	7	(13)	168
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs. Refer to the reconciliation at the end of this press release and the Company’s website.

Three months ended December 31, 2024	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Revenue:
Distribution revenue	$392	$49	$—	$—	$441
Core advertising revenue	300	7	9	(5)	311
Political advertising revenue	203	—	—	—	203
Other media revenue	37	1	—	(1)	37
Media revenue	$932	$57	$9	$(6)	$992
Non-media revenue	—	—	13	(1)	12
Total revenue	$932	$57	$22	$(7)	$1,004

Media programming and production expenses	$387	$27	$—	—	$414
Media selling, general and administrative expenses	193	11	5	(6)	203
Non-media expenses	2	—	12	—	14
Amortization of program costs	19	—	—	—	19
Corporate general and administrative expenses	23	—	1	12	36
Stock-based compensation	8	—	—	—	8
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	5	—	(1)	—	4
Interest expense (net) (a)	68	—	(5)	—	63
Capital expenditures	18	1	4	—	23
Distributions to the noncontrolling interests	3	—	1	—	4
Cash distributions from investments	—	—	47	—	47
Net cash taxes paid					—

Net income					179
Operating income (loss)	258	14	6	(12)	266
Adjusted EBITDA(b)	321	19	3	(13)	330
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs. Refer to the reconciliation at the end of this press release and the Company’s website.

Consolidated Balance Sheet and Cash Flow Highlights of the Company:
•Total Company debt was $4,383 million, all of which is indebtedness to STG.
•Cash and cash equivalents was $866 million, of which $401 million was SBG cash and $465 million was Ventures cash. In addition the Company has $612.5 million of available borrowing capacity under its revolver, bringing available liquidity to $1.5 billion.
•STG Credit Agreement Leverage Metrics1
◦First Out First Lien Leverage Ratio – 1.5x (Covenant – 3.5x2)
◦Total Leverage Ratio – 5.3x (Covenant – <7.0x)
•As of December 31, 2025, 45,979,350 Class A common shares and 23,755,236 Class B common shares were outstanding, for a total of 69,734,586 common shares.
•In December, the Company paid a quarterly cash dividend of $0.25 per share.
•Capital expenditures for the fourth quarter of 2025 were $19 million.
Notes:
Certain reclassifications have been made to prior years' financial information to conform to the presentation in the current year.
Due to rounding, some segment numbers may not tie to consolidated totals.
Outlook:
The Company currently expects to achieve the following results for the twelve months ending December 31, 2026.

For the twelve months ending December 31, 2026 ($ in millions)	Local Media	Consolidated
Total Revenue	$3,000 to 3,120	$3,400 to 3,540
Distribution Revenue	$1,510 to 1,570	$1,720 to 1,790
Core Advertising Revenue	$1,080 to 1,130	$1,260 to 1,320
Political Advertising Revenue	At least $333	At least $333

Adjusted EBITDA(a)	$680 to 720	$700 to 740

Capital expenditures		$75 to 80
Net interest expense(b)		$300 to 310
Net cash tax payments		$34 to 45
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs.
(b)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense and is net of interest income.
1 Ratios as calculated and defined in STG’s bank credit agreement dated February 12, 2025.
2 The First-Out First Lien Leverage Ratio covenant in the STG Credit Agreement is only applicable if more than 35% of the first lien revolving credit facility is drawn and outstanding as of the end of the respective quarter. As of December 31, 2025, STG had no amounts outstanding under its first lien revolving credit facility.

Sinclair Conference Call:
The senior management of Sinclair will hold a conference call to discuss the Company's fourth quarter 2025 results on Wednesday, February 25, 2026, at 4:30 p.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under "Investor Relations/Events and Presentations." After the call, an audio replay will remain available at www.sbgi.net. The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (888) 506-0062, with entry code 752142.

About Sinclair:
Sinclair, Inc. is a diversified media company and a leading provider of local news and sports. The Company owns, operates and/or provides services to 179 television stations in 81 markets affiliated with all major broadcast networks; and owns Tennis Channel, the premium destination for tennis enthusiasts,and multicast networks CHARGE, Comet, ROAR and The Nest. Sinclair’s AMP Media produces a growing portfolio of digital content and original podcasts. Additional information about Sinclair can be found at www.sbgi.net.

Sinclair, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
REVENUE:
Media revenue	$830	$992	$3,142	$3,511
Non-media revenue	6	12	27	37
Total revenue	836	1,004	3,169	3,548

OPERATING EXPENSES:
Media programming and production expenses	402	414	1,653	1,661
Media selling, general and administrative expenses	211	203	806	794
Amortization of program costs	17	19	74	74
Non-media expenses	12	14	48	53
Depreciation of property and equipment	29	25	104	101
Corporate general and administrative expenses	48	36	185	185
Amortization of definite-lived intangible assets	37	36	145	149
Gain on asset dispositions and other, net	—	(9)	(19)	(20)
Total operating expenses	756	738	2,996	2,997
Operating income	80	266	173	551

OTHER INCOME (EXPENSE):
Interest expense including amortization of debt discount and deferred financing costs	(84)	(74)	(395)	(304)
Gain on extinguishment of debt	—	—	6	1
Income from equity method investments	70	26	61	118
Other income, net	57	7	2	29
Total other income (expense), net	43	(41)	(326)	(156)
Income (loss) before income taxes	123	225	(153)	395
INCOME TAX (PROVISION) BENEFIT	(7)	(46)	54	(76)
NET INCOME (LOSS)	116	179	(99)	319
Net income attributable to the noncontrolling interests	(7)	(3)	(13)	(9)
NET INCOME (LOSS) ATTRIBUTABLE TO SINCLAIR	$109	$176	$(112)	$310
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR:
Basic earnings (loss) per share	$1.56	$2.64	$(1.61)	$4.72
Diluted earnings (loss) per share	$1.55	$2.61	$(1.61)	$4.69
Basic weighted average common shares outstanding (in thousands)	69,702	66,415	69,118	65,782
Diluted weighted average common and common equivalent shares outstanding (in thousands)	70,073	67,253	69,118	66,096

Adjusted EBITDA is a non-GAAP operating performance measure that management and the Company’s Board of Directors use to evaluate the Company’s operating performance and for executive compensation purposes. The Company believes that Adjusted EBITDA provides useful information to investors by allowing them to view the Company’s business through the eyes of management and is a measure that is frequently used by industry analysts, investors and lenders as a measure of relative operating performance.

Adjusted EBITDA is provided on a forward-looking basis under the section entitled “Outlook” above. The Company has not included a reconciliation of projected Adjusted EBITDA to net income, which is the most directly comparable GAAP measure, for the periods presented in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company’s projected Adjusted EBITDA excludes certain items that are inherently uncertain and difficult to predict including, but not limited to, income taxes. Due to the variability, complexity and limited visibility of the adjusting items that would be excluded from projected Adjusted EBITDA in future periods, management does not rely upon them for internal use or measurement of operating performance, and therefore cannot create a quantitative projected Adjusted EBITDA to net income reconciliation for the periods presented without unreasonable efforts. A quantitative reconciliation of projected Adjusted EBITDA to net income for the periods presented would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between projected Adjusted EBITDA to net income for the periods presented will consist of items similar to those described in the reconciliation of historical results below. The timing and amount of any of these excluded items could significantly impact the Company’s net income for a particular period. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.

In addition to the reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income, below, the Company also discloses a reconciliation of the Adjusted EBITDA of its segments to its more directly comparable GAAP measure, segment operating income.

Non-GAAP measures are not formulated in accordance with GAAP, are not meant to replace GAAP financial measures and may differ from other companies’ uses or formulations. Further discussions and reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures can be found on its website www.sbgi.net.

Sinclair, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measurements - Unaudited
All periods reclassified to conform with current year GAAP presentation
($ in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Reconciliation of Consolidated Sinclair, Inc. Net Income to Consolidated Adjusted EBITDA
Net income (loss)	$116	$179	$(99)	$319
Add: Income tax provision (benefit)	7	46	(54)	76
Add: Other income	(1)	(2)	(5)	(31)
Add: Income from equity method investments	(70)	(26)	(61)	(118)
Add: (Income) loss from other investments and impairments	(48)	3	34	33
Add: Gain on extinguishment of debt/insurance proceeds	—	—	(7)	(3)
Add: Interest expense	84	74	395	304
Less: Interest income	(8)	(8)	(30)	(29)
Less: Gain on asset dispositions and other, net	—	(9)	(19)	(20)
Add: Amortization of intangible assets & other assets	37	36	145	149
Add: Depreciation of property & equipment	29	25	104	101
Add: Stock-based compensation	10	8	57	57
Add: Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	12	4	23	38
Adjusted EBITDA	$168	$330	$483	$876

Three months ended December 31, 2025	Local Media	Tennis	Other
($ in millions)
Total revenue	$734	$62	$51
Media programming and production expenses	378	24	—
Media selling, general and administrative expenses	169	17	35
Depreciation and amortization expenses	61	6	—
Amortization of program costs	17	—	—
Corporate general and administrative expenses	33	—	2
Non-media expenses	2	—	10
(Gain) loss on asset dispositions and other, net	(1)	—	1
Segment operating income	$75	$15	$3

Reconciliation of Segment GAAP Operating Income to Segment Adjusted EBITDA:
Segment operating income	$75	$15	$3
Depreciation and amortization expenses	61	6	—
(Gain) loss on asset dispositions and other, net	(1)	—	1
Stock-based compensation	7	—	2
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	11	—	1
Segment Adjusted EBITDA	$153	$21	$7

Three months ended December 31, 2024	Local Media	Tennis	Other
($ in millions)
Total revenue	$932	$57	$22
Media programming and production expenses	387	27	—
Media selling, general and administrative expenses	193	11	5
Depreciation and amortization expenses	57	5	—
Amortization of program costs	19	—	—
Corporate general and administrative expenses	23	—	1
Non-media expenses	2	—	12
Gain on asset dispositions and other, net	(7)	—	(2)
Segment operating income	$258	$14	$6

Reconciliation of Segment GAAP Operating Income to Segment Adjusted EBITDA:
Segment operating income	$258	$14	$6
Depreciation and amortization expenses	57	5	—
Gain on asset dispositions and other, net	(7)	—	(2)
Stock-based compensation	8	—	—
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	5	—	(1)
Segment Adjusted EBITDA	$321	$19	$3

Forward-Looking Statements:
The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the rate of decline in the number of subscribers to services provided by traditional and virtual multi-channel video programming distributors (“Distributors”); the Company’s ability to generate cash to service its substantial indebtedness; the successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network and Distributor affiliation agreements; the Company’s ability to identify and consummate acquisitions and investments, to manage increased financial leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the Company’s ability to compete for viewers and advertisers; pricing and demand fluctuations in local and national advertising; the appeal of the Company’s programming and volatility in programming costs; material legal, financial and reputational risks and operational disruptions resulting from a breach of the Company’s information systems; the impact of FCC and other regulatory proceedings against the Company; compliance with laws and uncertainties associated with potential changes in the regulatory environment affecting the Company’s business and growth strategy; the impact of pending and future litigation claims against the Company; the Company’s limited experience in operating or investing in non-broadcast related businesses; the outcome and timing of the strategic review process, which may be suspended or modified at any time; the possibility that the Company may decide not to undertake any transactions following the Board’s strategic review process; the Company’s inability to consummate any proposed transactions resulting from the strategic review; the potential for disruption to the Company’s business resulting from the strategic review process; potential adverse effects on the Company’s stock price from the announcement, suspension or consummation of the strategic review process and the results thereof; and any risk factors set forth in the Company’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Category: Financial

Investor Contacts:
Christopher C. King, VP, Investor Relations
(410) 568-1500

Media Contact:
jbellucci-c@sbgtv.com